                                                                 EXECUTION COPY

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                              BURKE INDUSTRIES, INC.,


                                      Issuer,


                      THE SUBSIDIARY GUARANTORS NAMED HEREIN,


                               Subsidiary Guarantors


                                         and


                       UNITED STATES TRUST COMPANY OF NEW YORK,


                                       Trustee

                                ---------------------

                                      INDENTURE

                              Dated as of April 21, 1998

                                ---------------------

                                     $30,000,000

                     Floating Interest Rate Senior Notes Due 2007


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

                              BURKE INDUSTRIES, INC.,

                 RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND INDENTURE, DATED AS OF AUGUST 20, 1997

TRUST INDENTURE
  ACT SECTION                                              INDENTURE SECTION
Section  310(a)(1)     . . . . . . . . . . . . . . . .      607
            (a)(2)     . . . . . . . . . . . . . . . .      607
            (b)        . . . . . . . . . . . . . . . .      608
Section  312(c)        . . . . . . . . . . . . . . . .      701
Section  314(a)        . . . . . . . . . . . . . . . .      703
            (a)(4)     . . . . . . . . . . . . . . . .      1008(a)
            (c)(1)     . . . . . . . . . . . . . . . .      103
            (c)(2)     . . . . . . . . . . . . . . . .      103
            (e)        . . . . . . . . . . . . . . . .      103
Section  315(b)        . . . . . . . . . . . . . . . .      601
Section  316(a)(last
            sentence)  . . . . . . . . . . . . . . . .      101 ("Outstanding")
            (a)(1)(A)  . . . . . . . . . . . . . . . .      502, 512
            (a)(1)(B)  . . . . . . . . . . . . . . . .      513
            (b)        . . . . . . . . . . . . . . . .      508
            (c)        . . . . . . . . . . . . . . . .      105(d)
Section  317(a)(1)     . . . . . . . . . . . . . . . .      503
            (a)(2)     . . . . . . . . . . . . . . . .      504
            (b)        . . . . . . . . . . . . . . . .      1003
Section  318(a)        . . . . . . . . . . . . . . . .      111

                                  TABLE OF CONTENTS

                                                                          PAGE
PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RECITALS OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                     ARTICLE ONE

              DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     SECTION 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . . 2
     Acquired Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Additional Fixed Rate Notes . . . . . . . . . . . . . . . . . . . . . . 2
     Additional Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Asset Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Attributable Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Average Life. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Bank Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Board Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Borrowing Base. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Capitalized Lease Obligation. . . . . . . . . . . . . . . . . . . . . . 4
     Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Commission. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Company Request" or "Company Order. . . . . . . . . . . . . . . . . . . 6
     Consolidated Adjusted Net Income. . . . . . . . . . . . . . . . . . . . 6


---------------------
Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.



     Consolidated EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Consolidated Net Worth. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Corporate Trust Office. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Daily Interest Amount . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Depositary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Disinterested Director. . . . . . . . . . . . . . . . . . . . . . . . . 8
     Disqualified Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Exchange Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Exchange Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Exchange Offer Registration Statement . . . . . . . . . . . . . . . . . 8
     Federal Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . 9
     Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . 9
     Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Fixed Rate Note Guarantee . . . . . . . . . . . . . . . . . . . . . . . 9
     Fixed Rate Note Indenture . . . . . . . . . . . . . . . . . . . . . . . 9
     Fixed Rate Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Generally Accepted Accounting Principles" or "GAAP. . . . . . . . . . . 9
     Global Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Hedging Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Holder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Indenture Obligations . . . . . . . . . . . . . . . . . . . . . . . . .10
     Initial Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . .10
     Interest Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Interest Rate Determination Date. . . . . . . . . . . . . . . . . . . .11
     Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     JFLEI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Lehman. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Lien. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Liquidated Damages. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     London Banking Day. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Mercer Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Mercer Transactions . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Net Cash Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Non-U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . .13


                                          4

     Non-U.S. Restricted Subsidiary. . . . . . . . . . . . . . . . . . . . .13
     Note Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . .13
     Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . .14
     Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     Permitted Business. . . . . . . . . . . . . . . . . . . . . . . . . . .15
     Permitted Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .15
     Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . .15
     Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     Predecessor Note. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     Principals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     Public Equity Offering. . . . . . . . . . . . . . . . . . . . . . . . .16
     Purchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     QIB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Qualified Equity Interest . . . . . . . . . . . . . . . . . . . . . . .17
     Qualified Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Recapitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Register" and "Note Registrar . . . . . . . . . . . . . . . . . . . . .17
     Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . .17
     Registration Statement. . . . . . . . . . . . . . . . . . . . . . . . .17
     Regular Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Regulation S. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Related Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Representative Amount . . . . . . . . . . . . . . . . . . . . . . . . .18
     Restricted Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . .18
     Reuters Screen LIBO Page. . . . . . . . . . . . . . . . . . . . . . . .18
     Rule 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Sale and Leaseback Transaction. . . . . . . . . . . . . . . . . . . . .18
     Securities Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     Series A Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . .18
     Series C Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . .18
     Shelf Registration Statement. . . . . . . . . . . . . . . . . . . . . .18
     Significant Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . .18
     S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Special Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Specified Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .19
     Stated Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . . .19


                                          5

     Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Subsidiary Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . .19
     Telerate Page 3750. . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Trust Indenture Act" or "TIA. . . . . . . . . . . . . . . . . . . . . .19
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     Unrestricted Subsidiary . . . . . . . . . . . . . . . . . . . . . . . .20
     U.S. Government Obligations . . . . . . . . . . . . . . . . . . . . . .20
     U.S. Restricted Subsidiary. . . . . . . . . . . . . . . . . . . . . . .20
     Voting Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Wholly Owned Restricted Subsidiary. . . . . . . . . . . . . . . . . . .20
     SECTION 102.  Incorporation by Reference of Trust Indenture Act . . . .20
     SECTION 103.  Compliance Certificates and Opinions. . . . . . . . . . .21
     SECTION 104.  Form of Documents Delivered to Trustee. . . . . . . . . .22
     SECTION 105.  Acts of Holders . . . . . . . . . . . . . . . . . . . . .22
     SECTION 106.  Notices, Etc., to Trustee, Company and Subsidiary
                     Guarantors. . . . . . . . . . . . . . . . . . . . . . .23
     SECTION 107.  Notice to Holders; Waiver . . . . . . . . . . . . . . . .24
     SECTION 108.  Effect of Headings and Table of Contents. . . . . . . . .24
     SECTION 109.  Successors and Assigns. . . . . . . . . . . . . . . . . .25
     SECTION 110.  Separability Clause . . . . . . . . . . . . . . . . . . .25
     SECTION 111.  Benefits of Indenture . . . . . . . . . . . . . . . . . .25
     SECTION 112.  Governing Law . . . . . . . . . . . . . . . . . . . . . .25
     SECTION 113.  Legal Holidays. . . . . . . . . . . . . . . . . . . . . .25
     SECTION 114.  No Recourse Against Others. . . . . . . . . . . . . . . .26

                                     ARTICLE TWO

                                      NOTE FORMS
     SECTION 201.  Forms Generally . . . . . . . . . . . . . . . . . . . . .26
     SECTION 202.  Restrictive Legends . . . . . . . . . . . . . . . . . . .27

                                    ARTICLE THREE

                                      THE NOTES
     SECTION 301.  Title and Terms . . . . . . . . . . . . . . . . . . . . .29
     SECTION 302.  Denominations . . . . . . . . . . . . . . . . . . . . . .30
     SECTION 303.  Execution, Authentication, Delivery and Dating. . . . . .30
     SECTION 304.  Temporary Notes . . . . . . . . . . . . . . . . . . . . .31
     SECTION 305.  Registration, Registration of Transfer and Exchange . . .32
     SECTION 306.  Book-Entry Provisions for Global Note . . . . . . . . . .33
     SECTION 307.  Special Transfer Provisions . . . . . . . . . . . . . . .34
     SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes . . . . . . .36
     SECTION 309.  Payment of Interest; Interest Rights Preserved. . . . . .37
     SECTION 310.  Persons Deemed Owners . . . . . . . . . . . . . . . . . .38
     SECTION 311.  Cancellation. . . . . . . . . . . . . . . . . . . . . . .38
     SECTION 312.  Issuance of Additional Notes. . . . . . . . . . . . . . .39


                                          6

     SECTION 313.  Calculation of Interest . . . . . . . . . . . . . . . . .39

                                    ARTICLE FOUR

                             SATISFACTION AND DISCHARGE
     SECTION 401.  Satisfaction and Discharge of Indenture . . . . . . . . .40
     SECTION 402.  Application of Trust Money. . . . . . . . . . . . . . . .41

                                     ARTICLE FIVE

                                       REMEDIES
     SECTION 501.  Events of Default . . . . . . . . . . . . . . . . . . . .41
     SECTION 502.  Acceleration of Maturity; Rescission and Annulment. . . .43
     SECTION 503.  Collection of Indebtedness and Suits for Enforcement
                     by Trustee. . . . . . . . . . . . . . . . . . . . . . .44
     SECTION 504.  Trustee May File Proofs of Claim. . . . . . . . . . . . .45
     SECTION 505.  Trustee May Enforce Claims Without Possession of Notes. .45
     SECTION 506.  Application of Money Collected. . . . . . . . . . . . . .46
     SECTION 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . .46
     SECTION 508.  Unconditional Right of Holders to Receive Principal,
                     Premium and Interest. . . . . . . . . . . . . . . . . .46
     SECTION 509.  Restoration of Rights and Remedies. . . . . . . . . . . .47
     SECTION 510.  Rights and Remedies Cumulative. . . . . . . . . . . . . .47
     SECTION 511.  Delay or Omission Not Waiver. . . . . . . . . . . . . . .47
     SECTION 512.  Control by Holders. . . . . . . . . . . . . . . . . . . .47
     SECTION 513.  Waiver of Past Defaults . . . . . . . . . . . . . . . . .48
     SECTION 514.  Waiver of Stay or Extension Laws. . . . . . . . . . . . .48

                                     ARTICLE SIX

                                     THE TRUSTEE
     SECTION 601.  Notice of Defaults. . . . . . . . . . . . . . . . . . . .49
     SECTION 602.  Certain Rights of Trustee . . . . . . . . . . . . . . . .49
     SECTION 603.  Trustee Not Responsible for Recitals or Issuance
                     of Notes. . . . . . . . . . . . . . . . . . . . . . . .50
     SECTION 604.  May Hold Notes. . . . . . . . . . . . . . . . . . . . . .51
     SECTION 605.  Money Held in Trust . . . . . . . . . . . . . . . . . . .51
     SECTION 606.  Compensation and Reimbursement. . . . . . . . . . . . . .51
     SECTION 607.  Corporate Trustee Required; Eligibility . . . . . . . . .52
     SECTION 608.  Resignation and Removal; Appointment of Successor . . . .52
     SECTION 609.  Acceptance of Appointment by Successor. . . . . . . . . .54
     SECTION 610.  Merger, Conversion, Consolidation or Succession to
                     Business. . . . . . . . . . . . . . . . . . . . . . . .54

                                    ARTICLE SEVEN

     HOLDERS LISTS AND REPORTS BY TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS
     SECTION 701.  Disclosure of Names and Addresses of Holders. . . . . . .55


                                          7

     SECTION 702.  Reports by Trustee. . . . . . . . . . . . . . . . . . . .55

                                    ARTICLE EIGHT

               CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms. . .55
     SECTION 802.  Successor Substituted . . . . . . . . . . . . . . . . . .57

                                     ARTICLE NINE

               SUPPLEMENTS AND AMENDMENTS TO INDENTURE AND NOTE GUARANTEES
     SECTION 901.  Without Consent of Holders. . . . . . . . . . . . . . . .57
     SECTION 902.  With Consent of Holders . . . . . . . . . . . . . . . . .59
     SECTION 903.  Execution of Supplemental Indentures. . . . . . . . . . .59
     SECTION 904.  Effect of Supplemental Indentures . . . . . . . . . . . .60
     SECTION 905.  Conformity with Trust Indenture Act . . . . . . . . . . .60
     SECTION 906.  Reference in Notes to Supplemental Indentures . . . . . .60
     SECTION 907.  Notice of Supplemental Indentures . . . . . . . . . . . .60

                                     ARTICLE TEN

                                      COVENANTS
     SECTION 1001.  Payment of Principal, Premium, if Any, and Interest. . .61
     SECTION 1002.  Maintenance of Office or Agency. . . . . . . . . . . . .61
     SECTION 1003.  Money for Note Payments to Be Held in Trust. . . . . . .61
     SECTION 1004.  Corporate Existence. . . . . . . . . . . . . . . . . . .63
     SECTION 1005.  Payment of Taxes and Other Claims. . . . . . . . . . . .63
     SECTION 1006.  Maintenance of Properties. . . . . . . . . . . . . . . .63
     SECTION 1007.  Insurance. . . . . . . . . . . . . . . . . . . . . . . .64
     SECTION 1008.  Statement by Officers As to Default. . . . . . . . . . .64
     SECTION 1009.  [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . . .64
     SECTION 1010.  Limitation on Indebtedness of Issuance of Disqualified
                      Stock. . . . . . . . . . . . . . . . . . . . . . . . .64
     SECTION 1011.  Limitation on Restricted Payments. . . . . . . . . . . .67
     SECTION 1012.  Limitation on Issuances and Sales of Preferred Stock
                      of Restricted Subsidiaries . . . . . . . . . . . . . .72
     SECTION 1013.  Limitation on Transactions with Affiliates . . . . . . .72
     SECTION 1014.  Limitation on Liens. . . . . . . . . . . . . . . . . . .73
     SECTION 1015.  Purchase of Notes upon a Change of Control . . . . . . .75
     SECTION 1016.  Limitation on Certain Asset Sales. . . . . . . . . . . .77
     SECTION 1017.  Unrestricted Subsidiaries. . . . . . . . . . . . . . . .80
     SECTION 1018.  Limitation on Dividends and Other Payment Restrictions
                      Affecting Restricted Subsidiaries. . . . . . . . . . .81
     SECTION 1019.  Waiver of Certain Covenants. . . . . . . . . . . . . . .82


                                          8

     SECTION 1020.  Payment for Consent. . . . . . . . . . . . . . . . . . .82
     SECTION 1021.  Limitation on Guarantees of Indebtedness
                      by Restricted Subsidiaries . . . . . . . . . . . . . .83
     SECTION 1022.  Line of Business . . . . . . . . . . . . . . . . . . . .83
     SECTION 1023.  Reports. . . . . . . . . . . . . . . . . . . . . . . . .83

                                    ARTICLE ELEVEN

                                 REDEMPTION OF NOTES
     SECTION 1101.  Right of Redemption. . . . . . . . . . . . . . . . . . .84
     SECTION 1102.  Applicability of Article . . . . . . . . . . . . . . . .84
     SECTION 1103.  Election to Redeem; Notice to Trustee. . . . . . . . . .84
     SECTION 1104.  Selection by Trustee of Notes to Be Redeemed . . . . . .84
     SECTION 1105.  Notice of Redemption . . . . . . . . . . . . . . . . . .85
     SECTION 1106.  Deposit of Redemption Price. . . . . . . . . . . . . . .86
     SECTION 1107.  Notes Payable on Redemption Date . . . . . . . . . . . .86
     SECTION 1108.  Notes Redeemed in Part . . . . . . . . . . . . . . . . .86

                                    ARTICLE TWELVE

                          DEFEASANCE AND COVENANT DEFEASANCE
     SECTION 1201.  Company Option to Effect Defeasance or Covenant
                      Defeasance . . . . . . . . . . . . . . . . . . . . . .87
     SECTION 1202.  Defeasance and Discharge . . . . . . . . . . . . . . . .87
     SECTION 1203.  Covenant Defeasance. . . . . . . . . . . . . . . . . . .87
     SECTION 1204.  Conditions to Defeasance or Covenant Defeasance. . . . .88
     SECTION 1205.  Deposited Money and U.S. Government Obligations
                       to Be Held in Trust; Other Miscellaneous Provisions .89
     SECTION 1206.  Reinstatement. . . . . . . . . . . . . . . . . . . . . .90

                                 ARTICLE THIRTEEN

                                    GUARANTEES
     SECTION 1301.  Note Guarantees. . . . . . . . . . . . . . . . . . . . .90
     SECTION 1302.  Execution and Delivery of Note Guarantee . . . . . . . .92
     SECTION 1303.  Severability . . . . . . . . . . . . . . . . . . . . . .92
     SECTION 1304.  Seniority of Guarantees. . . . . . . . . . . . . . . . .92
     SECTION 1305.  Limitation of Subsidiary Guarantor's Liability . . . . .92
     SECTION 1306.  Contribution . . . . . . . . . . . . . . . . . . . . . .93
     SECTION 1307.  Release of a Subsidiary Guarantor. . . . . . . . . . . .93
     SECTION 1308.  Subsidiary Guarantors May Consolidate,
                       Etc., on Certain Terms. . . . . . . . . . . . . . . .94
     SECTION 1309.  Benefits Acknowledged. . . . . . . . . . . . . . . . . .94
     SECTION 1310.  Issuance of Guarantees by Certain New Restricted
                       Subsidiaries. . . . . . . . . . . . . . . . . . . . .95

Schedule A

Exhibit A -    Form of Note
Exhibit B -    Form of Note Guarantee

     Exhibit C -    Form of Letter to Be Delivered by Institutional Accredited
Investors

          INDENTURE, dated as of April 21, 1998 among Burke Industries, Inc., a corporation duly organized and existing under the laws of the State of California (herein called the "Company"), the Subsidiary Guarantors (as hereinafter defined) and United States Trust Company of New York, a New York banking corporation (herein called the "Trustee").


                               RECITALS OF THE COMPANY

          The Company has duly authorized the creation of and issue of Floating Interest Rate Senior Notes Due 2007 (herein called the "Initial Notes"), and Floating Interest Rate Series B Senior Notes Due 2007 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          Each of the Subsidiary Guarantors has duly authorized its guarantee of the Notes, and to provide therefor each of them has duly authorized the execution and delivery of this Indenture.

          Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          The Company has also duly authorized the creation of up to $20,000,000 aggregate principal amount of additional Notes to be issued from time to time having identical terms and conditions to the Notes offered hereby.

          All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company and the Subsidiary Guarantors, each in accordance with their respective terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                    ARTICLE ONE

                          DEFINITIONS AND OTHER PROVISIONS
                               OF GENERAL APPLICATION

          SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Two, Eight, Ten and Twelve are defined in that Article.

          "Acquired Indebtedness" means Indebtedness of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such person.

          "Act", when used with respect to any Holder, has the meaning specified in Section 105.

          "Additional Fixed Rate Notes" has the meaning set forth in Section
1010.

          "Additional Notes" has the meaning set forth in Section 312.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 10% or more of such specified person's Capital Stock or any executive officer or director of any such specified person or other person or, with respect to any natural person, any person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction or similar arrangement) (collectively, a "transfer") by the Company or any Restricted Subsidiary other than in the ordinary course of business, whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1,000,000 or (b) for aggregate net proceeds in excess of $1,000,000. For the purposes of this definition, the term "Asset Sale" does not include (i) any transfer of properties or assets that is governed by Article Eight, (ii) any transfer of properties or assets between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, (iii) any transfer of properties or assets representing obsolete or permanently retired equipment and facilities, (iv) a Restricted Payment or Permitted Investment that is permitted by Section 1011 (including, without limitation, any formation of or contribution of assets to a joint venture), (v) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Company or its Subsidiaries, (vi) the sale of Permitted Investments referred to in clause (a) of the definition thereof or (vii) any exchange of like kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remainder of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

          "Bank Credit Agreement" means the loan and security agreement entered into on August 20, 1997, as amended on April 21, 1998, among the Company, the Banks and NationsBank, N.A., as agent, as such agreement may further be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time (including any such refinancing or replacement agent by a different institution).

          "Banks" means the banks and other financial institutions that from time to time are lenders under the Bank Credit Agreement.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Subsidiary Guarantor, if the context so requires, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base" means, as of any date, an amount equal to the sum of
(a) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 90 days past due, and (b) 60% of the book value of all inventory owned by the Company and its Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information provided to the Banks under the Bank Credit Agreement for purposes of calculating the Borrowing Base.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Calculation Agent" has the meaning set forth in Section 201.

          "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity interest (however designated), whether now outstanding or issued after the Closing Date.

          "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

          "Change of Control" means the occurrence of any of the following events:

          (a) the consummation of any transaction (including, without limitation, any merger or consolidation) (i) prior to a Public Equity Offering by the Company, the result of which is that the Principals and their Related Parties become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) of less than 50% of the Voting Stock of the Company (measured by voting power rather than the number of shares) or (ii) after a Public Equity Offering of the Company, any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Principals and their Related Parties, becomes the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Company and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties;

          (b) the Company, either individually or in conjunction with one or more Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any person (other than the Company or a Restricted Subsidiary);

          (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than in a transaction that complies with the Article Eight.

          "Closing Date" means the date on which the Notes are originally issued under this Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Notes Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding
(a) any net after-tax extraordinary or non-recurring gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) solely for purposes of Section 1011, the net income (or loss) of any person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period
(a) Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Adjusted Net Income for such period.

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 114 West 47th St., New York, N.Y. 10036-1532, Attention: Corporate Trust, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust and agency business shall be conducted.

          "corporation" includes corporations, associations, companies and business trusts.

          "Daily Interest Amount" has the meaning set forth in Section 313(b).

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 309.

          "Depositary" means The Depository Trust Company, its nominees and successors.

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not derive any material direct or indirect financial benefit from such transaction or series of transactions.

          "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes, (ii) is redeemable at the option of the holder thereof, at any time prior to such final Stated Maturity or (iii) at the option of the holder thereof is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 1015 and 1016 and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 1015 and 1016.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

          "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that such Exchange Notes shall not contain terms with respect to the interest rate step-up provision and transfer restrictions) that are issued and exchanged for the Initial Notes pursuant to the Registration Right Agreement and this Indenture.

          "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period.

          "Fixed Charges" means, for any period, without duplication, the sum of
(a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any person other than the Company and its Restricted Subsidiaries), computed on a tax effected basis, plus (c) all interest on any Indebtedness of any person guaranteed by the Company or any of its Restricted Subsidiaries or secured by a lien on the assets of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that Fixed Charges will not include any gain or loss from extinguishment of debt, including the write-off of debt issuance costs.

          "Fixed Rate Note Guarantee" means any guarantee of the Fixed Rate Notes issued by a Restricted Subsidiary of the Company pursuant to the Fixed Rate Note Indenture.

          "Fixed Rate Note Indenture" means the Indenture dated as of August 20, 1997 between the Company and United States Trust Company of New York, as Trustee, as it may from time to time be supplemented or amended.

          "Fixed Rate Notes" means the Company's 10% Senior Notes due 2007.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect on the date of the Indenture.

          "Global Note" has the meaning set forth in Section 201.

          "Hedging Obligations" means the obligations of any person under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies.

          "Holder" means a Person in whose name a Note is registered in the Register.

          "Indebtedness" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services,
(e) the Attributable Debt in respect of every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock.
Notwithstanding the foregoing, (i) trade accounts payable and accrued liabilities arising in the ordinary course of business, (ii) any liability for federal, state or local taxes or other taxes owed by such person and (iii) obligations with respect to performance and surety bonds and completion guarantees in the ordinary course of business will not be considered Indebtedness for purposes of this definition.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Notes, including the Subsidiary Guarantors to pay principal of (and premium, if any) and interest on the Notes when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee (including all amounts due to the

Trustee under Section 606 hereof) and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

          "Initial Notes" has the meaning stated in the first recital of this Indenture.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Interest Period" means the period from and including a scheduled Interest Payment Date through the day next preceding the following scheduled Interest Payment Date, with the exception that the first Interest Period shall commence on and include April 21, 1998 and end on and include August 14, 1998.

          "Interest Rate Determination Date" means, with respect to each Interest Period, the second London Banking Day prior to the first day of such Interest Period.

          "Investment" in any person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person, or the making of any investment in such person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any person that has ceased to be a Restricted Subsidiary. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "JFLEI" means J.F. Lehman Equity Investors I, L.P.

          "Lehman" means J.F. Lehman & Company.

          "LIBOR", with respect to an Interest Period, means the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period (or four-month period with respect to the first Interest Period) beginning on the second London Banking Day after the Interest Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on an Interest Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Interest Determination Date that appears on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Interest Determination Date.

If Reuters Screen LIBO Page does not include two or more rates or is unavailable on an Interest Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Interest Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Interest Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Interest Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Interest Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, PROVIDED that an operating lease shall not constitute a Lien.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5(b) of the Registration Rights Agreement.

          "London Banking Day" means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

          "Mercer Acquisition" means the acquisition by the Company of all of the outstanding capital stock of Mercer Products Company, Inc. ("Mercer") pursuant to a Stock

Purchase Agreement dated March 5, 1998 between the Company, Mercer and Sovereign Specialty Chemicals, Inc.

          "Mercer Transactions" means (i) the Offering and (ii) the Mercer Acquisition and the related financing transactions in connection therewith.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire or otherwise prepay Indebtedness where such Indebtedness is secured by the assets that are the subject of such Asset Sale or otherwise required to be prepaid in connection therewith,
(d) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest (by way of Capital Stock of the Person owning such assets or otherwise) in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S.

          "Non-U.S. Restricted Subsidiary" means a Restricted Subsidiary that is not a U.S. Restricted Subsidiary.

          "Note Guarantee" means with respect to each Subsidiary Guarantor, the unconditional guarantee by such Subsidiary Guarantor, pursuant to Article Thirteen.

          "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Notes pursuant to Section 312 (but, not for purposes of determining whether such issuance is permitted hereunder), "Notes" shall include such Additional Notes for purposes of this Indenture and all Initial Notes, Exchange Notes and any such Additional Notes, shall vote together as one series of Notes under this Indenture.

          "Offering" means the offering of the Notes by the Company.

          "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; PROVIDED that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (c) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

          (d) Notes which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any

Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

          "Paying Agent" means United States Trust Company of New York and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          "Permitted Business" means any business in which the Company or a Restricted Subsidiary is permitted to engage under Section 1022.

          "Permitted Indebtedness" has the meaning specified in Section 1010.

          "Permitted Investments" means any of the following:

          (a) Investments in (i) securities with a maturity at the time of acquisition of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit, Eurodollar deposits or bankers' acceptances with a maturity at the time of acquisition of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; (iii) any shares of money market mutual or similar funds having assets in excess of $500,000,000; and (iv) commercial paper with a maturity at the time of acquisition of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating (A) from Moody's Investors Service, Inc. of at least P-1 or
     (B) from Standard & Poor's Ratings Services of at least A-1;

          (b) Investments by the Company or any Restricted Subsidiary in another person, if as a result of such Investment (i) such other person becomes a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or (ii) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

          (c) Investments by the Company or a Restricted Subsidiary in the Company or a Restricted Subsidiary that is a Subsidiary Guarantor;

          (d)  Investments in existence on the Closing Date;

          (e) promissory notes received as a result of Asset Sales permitted under Section 1016;

          (f) any acquisition of assets solely in exchange for the issuance of Qualified Equity Interests of the Company;

          (g) stock, obligations or securities received in satisfaction of judgments, in bankruptcy proceedings or in settlement of debts;

          (h)  Hedging Obligations otherwise permitted under the Indenture;

          (i) loans or advances to officers or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $250,000 in the aggregate at any one time outstanding; and

          (j) other Investments in any Person, a majority of the equity ownership and voting stock of which is owned, directly or indirectly, by the Company and/or one or more of the Subsidiaries of the Company, that do not exceed $7,500,000 in the aggregate at any time outstanding.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

          "Principals" means (i) Lehman, (ii) each Affiliate of Lehman as of the Closing Date, (iii) JFLEI, and (iv) each officer or employee (including their respective immediate family members) of Lehman as of the Closing Date.

          "Public Equity Offering" means an offer and sale of common stock (which is Qualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Purchase Date" means any Change of Control Payment Date or Excess Proceeds Payment Date.

          "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

          "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

          "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

          "Recapitalization" means the August 20, 1997 acquisition by J.F. Lehman Equity Investors I, L.P. of a controlling interest in the Company through a recapitalization of the outstanding securities of the Company.

          "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Register" and "Note Registrar" have the respective meanings specified in Section 305.

          "Registrar" means The United States Trust Company of New York and any successor authorized by the Company to act as Registrar.

          "Registration Rights Agreement" means the Registration Rights Agreement between the Company, the Subsidiary Guarantors and the Initial Purchasers named therein, dated as of April 21, 1998 relating to the Notes.

          "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Related Party" with respect to any Principal means (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Principal or
(B) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank Offered Rates of leading banks).

          "Rule 144A" means Rule 144A under the Securities Act.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

          "Series A Preferred Stock" means, collectively, the Series A Cumulative Redeemable Preferred Stock of the Company, no par value, and the Series B Cumulative Redeemable Preferred Stock of the Company, no par value, in each case, issued on August 20, 1997.

          "Series C Preferred Stock" means the 6% Convertible Preferred Stock of the Company issued on the Closing Date.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary of the Company that together with its subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during such entire fiscal year.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

          "Specified Indebtedness" has the meaning set forth in Section 501(5).

          "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Note Guarantee issued by such Subsidiary Guarantor, as the case may be.

          "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

          "Subsidiary Guarantor" means any Restricted Subsidiary that is a party to a Note Guarantee pursuant to the terms of this Indenture.

          "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London Interbank Offered Rates of leading banks) or any successor service.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with Section 1017 and (b) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Government Obligations" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

          "U.S. Restricted Subsidiary" means a Restricted Subsidiary organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

          SECTION 102.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

          SECTION 103.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company and the Subsidiary Guarantors to the Trustee to take any action under any provision of this Indenture, the Company and the Subsidiary Guarantors shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          The Company shall furnish to the Trustee from time to time an Officers' Certificate listing all Significant Subsidiaries of the Company. The Trustee may conclusively rely upon such Officers' Certificate until another is provided.

          SECTION 104.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company and/or the Subsidiary Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 105.  ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

          (d) If the Company or any Subsidiary Guarantor shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Subsidiary Guarantor (as the case may be) may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Subsidiary Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company and/or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 106. NOTICES, ETC., TO TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder, the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust, or

          (b) the Company by the Trustee, any Holder or any Subsidiary Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 2250 South Tenth Street, San Jose, California 95112, or at any other address previously furnished in writing to the Trustee or such Subsidiary Guarantor (as the case may be) by the Company.

          SECTION 107.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 109.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 110.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111.  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 112.  GOVERNING LAW.

          This Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 113.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date, Purchase Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity with respect to any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Purchase Date, date established for payment of Defaulted Interest pursuant to
Section 309, Stated Maturity or Maturity; PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date, date established for payment of Defaulted Interest pursuant to
Section 309, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

          SECTION 114.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


                                     ARTICLE TWO

                                      NOTE FORMS

          SECTION 201.  FORMS GENERALLY.

          The Initial Notes shall be known as the "Floating Interest Rate Senior Notes due 2007" and the Exchange Notes shall be known as the "Floating Interest Rate Series B Senior Notes due 2007," in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have letters, notations or other marks of identification and such notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Initial Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a permanent global Note substantially in the form set forth in Exhibit A (the "Global Note") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold to "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not qualified Institutional Buyers shall initially be issued in the form of permanent certificated Notes ("Certificated Notes") in registered form in substantially the form of Exhibit A hereto.

          SECTION 202.  RESTRICTIVE LEGENDS.

          Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, each certificate representing a Note shall contain a legend substantially to the following effect (the "Private Placement Legend") on the face thereof:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE

     ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH BURKE INDUSTRIES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
     (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (G) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
     (i) PURSUANT TO CLAUSES (E), (F) OR (G) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE

     COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                                    ARTICLE THREE

                                      THE NOTES

          SECTION 301.  TITLE AND TERMS.

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $30,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 308, 906, 1015, 1016 or 1108, pursuant to an Exchange Offer or pursuant to Section 312.

          The Initial Notes shall be known and designated as the "Floating Interest Rate Senior Notes Due 2007" and the Exchange Notes shall be known and designated as the "Floating Interest Rate Series B Senior Notes Due 2007" of the Company. The Stated Maturity of the Notes shall be August 15, 2007, and the Notes shall bear interest at a rate per annum, reset semi-annually, equal to LIBOR (as determined by the Calculation Agent, which shall initially be the Trustee (the "Calculation Agent")) plus 400 basis points, from April 21, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 1998, until the principal thereof is paid or duly provided for, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the February 1 or August 1 next preceding such Interest Payment Date.

          The principal of (and premium, if any) and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at 114 West 47th St., New York, N.Y. 10036-1532, Attention: Corporate Trust) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register; PROVIDED that all payments with respect to the Global Note and the Certificated Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

          Notes that remain outstanding after the consummation of the Exchange Offer and Exchange Notes issued in connection with the Exchange Offer will be treated as a single class of securities under this Indenture.

          The Notes shall be redeemable as provided in Article Eleven.

          SECTION 302.  DENOMINATIONS.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Notes shall be executed on behalf of the Company by its Chairman, its President, a Vice President or an Assistant Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the

Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed the sum of $30,000,000 plus the aggregate principal amount of any Additional Notes issued; PROVIDED that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes is to be authenticated.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          SECTION 304.  TEMPORARY NOTES.

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Initial Notes to be exchanged for the Exchange Notes shall be canceled by the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1015, 1016 or 1108 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Sections 1104, 1015 and 1016 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 306.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.

          (a) The Global Note initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"), (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the

Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Beneficial owners may obtain Certificated Notes in exchange for their beneficial interests in the Global Note upon request in accordance with the Depositary's and the Registrar's procedures. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture then, upon surrender by the Global Note Holder of its Global Note, Certificated Notes will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

          (c) In connection with any transfer of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to subsection (b) of this Section, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (d) Any Certificated Note delivered in exchange for an interest in the Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) of
Section 307, bear the applicable legend regarding transfer restrictions applicable to the Certificated Note set forth in Section 202.

          (e) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 307.  SPECIAL TRANSFER PROVISIONS.

          Unless and until (i) an Initial Note is sold under an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in connection with an
effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):

               (i) The Registrar shall register the transfer of any Initial Note, whether or not such Initial Note bears the Private Placement Legend, if (x) the requested transfer is at least two years after the original issue date of the Initial Notes or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

               (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
          (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

               (i) If the Note to be transferred consists of Certificated Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note, stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note, stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

               (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Notes, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

          (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 307 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain until such time as no Notes remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 308.  MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

          If (i) any mutilated Note is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 309.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at 114 West 47th St., New York, N.Y. 10036-1532, Attention: Corporate Trust) pursuant to Section 1002 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to Section 310 as such address appears in the Register; PROVIDED that all payments with respect to the Global Note and Certificated Notes the holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
     Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          If the Company shall be required to pay any additional interest pursuant to the terms of the Registration Rights Agreement, it shall deliver an Officer's Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

          SECTION 310.  PERSONS DEEMED OWNERS.

          Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 311.  CANCELLATION.

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that canceled Notes be returned to it.

          SECTION 312.  ISSUANCE OF ADDITIONAL NOTES.

          The Company may, subject to Article Ten of this Indenture, issue up to $20,000,000 aggregate principal amount of additional Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes"). Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered hereby.

          SECTION 313.  CALCULATION OF INTEREST.

          (a) The Calculation Agent shall determine the interest rate applicable to the Notes in accordance with the terms of this Indenture.

          (b) The amount of interest for each day that the Notes are outstanding (the "Daily Interest Amount") shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes outstanding. The amount of interest to be paid on the Notes for each Interest Period shall be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from the such calculations shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from the calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate on the Notes shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Calculation Agent shall, upon request of the holder of any Note, provide the interest rate then in effect with respect to the Notes. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company, the Subsidiary Guarantors and the holders of the Notes.

          (c) The Calculation Agent will cause the applicable rate of interest determined by it to be notified to the Paying Agent as soon as practicable after such determination but in no event later than the second Business Day following the Interest Rate Determination Date.


                                     ARTICLE FOUR

                              SATISFACTION AND DISCHARGE

          SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

          Upon the request of the Company, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for herein or pursuant hereto), the Company and the Subsidiary Guarantors will be discharged from their obligations under the Notes and the Note Guarantees, and the

Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when:

          (a) either (i) all of the Notes theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under Article Twelve) have been delivered to the Trustee for cancellation or
     (ii) all Notes not theretofore delivered to the Trustee for cancellation
     (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge, without the need to reinvest any proceeds thereof, the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

          (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and

          (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. All money deposited pursuant to Section 401 remaining after all payments to be made pursuant to this Article Four have been made shall be returned to the Company or its designee.


                                     ARTICLE FIVE

                                       REMEDIES

          SECTION 501.  EVENTS OF DEFAULT.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest or Liquidated Damages, if any, on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of (or premium, if any, on) any Note when due;

          (3) failure to perform or comply with Article Eight and Sections 1010 and 1011 or failure to make a Change of Control Offer or an Excess Proceeds Offer, in each case, within the time periods specified in the Indenture;

          (4) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (5) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Indebtedness of the Company or any Restricted Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5,000,000 ("Specified Indebtedness"), and such default has resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Specified Indebtedness;

          (6)  failure by the Company or any of its Restricted Subsidiaries to
     pay one   or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

          (7) any Note Guarantee ceases to be in full force and effect or is declared null and void or any such Subsidiary Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with the Indenture);

          (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (9) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

          If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default (other than as specified in clauses (8) and (9) above) occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders will, declare the principal of and accrued interest and Liquidated Damages, if any, on all of the outstanding Notes immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately.

          If an Event of Default specified in clauses (8) and (9) above occurs and is continuing, then the principal of and accrued interest and Liquidated Damages, if any, on all of the outstanding Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

          At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes,
(B) all unpaid principal of (and premium, if any, on) any outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

          SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company and each of the Subsidiary Guarantors covenant that if

          (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company and each Subsidiary Guarantor will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including, without limitation, those of the Calculation Agent).

          If the Company or any Subsidiary Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, such Subsidiary Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Subsidiary Guarantor or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes (including the Subsidiary Guarantors) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including, without limitation, the Calculation Agent), and any other amounts due the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee hereunder (including in its capacity as Calculation Agent);

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Company, its successors and assigns or the Person or Persons legally entitled thereto.

          SECTION 507.  LIMITATION ON SUITS.

          No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

          SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Note of the principal of (and premium, if any) and (subject to Section 309) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  CONTROL BY HOLDERS.

          The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture,

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513.  WAIVER OF PAST DEFAULTS.

          The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514.  WAIVER OF STAY OR EXTENSION LAWS.

          The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE SIX

                                     THE TRUSTEE

          SECTION 601.  NOTICE OF DEFAULTS.

          If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. However, except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the Notes.

          SECTION 602.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of TIA Sections 315(a) through 315(d):

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers Certificate and/or an Opinion of Counsel;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (i) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 603.  TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
NOTES.

          The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or any Note Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

          SECTION 604.  MAY HOLD NOTES.

          The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

          SECTION 605.  MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor, as the case may be.

          SECTION 606.  COMPENSATION AND REIMBURSEMENT.

          The Company agrees:

          (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent, Calculation Agent and Registrar) from time to time such reasonable compensation for all services rendered by it hereunder as may be separately agreed in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee (in its capacity as Trustee, Paying Agent, Calculation Agent and Registrar) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 607.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY

          There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1)  the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 609.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 606. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 610. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have for the certificate of authentication of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                    ARTICLE SEVEN

                    HOLDERS LISTS AND REPORTS BY TRUSTEE, COMPANY
                              AND SUBSIDIARY GUARANTORS

          SECTION 701.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

          Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors and the Trustee that none of the Company, the Subsidiary Guarantors or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702.  REPORTS BY TRUSTEE.

          Within 60 days after May 15 of each year commencing with the first
May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).


                                    ARTICLE EIGHT

                         CONSOLIDATION, MERGER, CONVEYANCE,
                                  TRANSFER OR LEASE

          SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into (other than the consolidation or merger of a Restricted Subsidiary with another Restricted Subsidiary or into the Company) (whether or not the Company or such Restricted Subsidiary is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) in one or more related transactions to, another corporation, person or entity or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) unless:

          (a) either (i) the Company, in the case of a transaction involving the Company, or such Restricted Subsidiary, in the case of a transaction involving a Restricted Subsidiary, is the surviving corporation or (ii) in the case of a transaction involving the Company, the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (b) immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

          (c) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 1010;

          (d) if the Company is not the continuing obligor under the Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Note Guarantee applies to the Surviving Entity's obligations under the Indenture and the Notes;

          (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1014 are complied with;

          (f) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the

     Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (g) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of this Indenture.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 802.  SUCCESSOR SUBSTITUTED.

          In the event of any transaction described in and complying with the conditions listed in Section 801 in which the Company is not the continuing obligor under the Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Indenture and Notes.


                                     ARTICLE NINE

                       SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                                 AND NOTE GUARANTEES

          SECTION 901.  WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company and any affected Subsidiary Guarantor, each when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or any Note Guarantee without the consent of any Holder of a Note:

          (a) to evidence the succession of another person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor in the Indenture and in the Notes; or

          (b) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (c)  to add any additional Events of Default; or

          (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or

          (e) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or

          (f)  to secure the Notes or any Note Guarantee; or

          (g) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect; or

          (h) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or

          (i) to release any Subsidiary Guarantor from its Note Guarantee in accordance with the provisions of the Indenture (including in connection with a sale of all of the Capital Stock of such Subsidiary Guarantor).

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, Note or Note Guarantee, and upon receipt by the Trustee of the documents described in
Section 602(b) hereof, the Trustee shall join with the Company or the affected Subsidiary Guarantor in the execution of any amended or supplemental Indenture or Note Guarantee authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture or Note Guarantee that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

          SECTION 902.  WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in aggregate Outstanding principal amount of the Notes, by Act of said Holders delivered to the Company, any affected Subsidiary Guarantor and the Trustee, the Company and the Subsidiary Guarantor, each when authorized by a Board Resolution, and the Trustee may amend or supplement in any manner this Indenture or any Note Guarantee or modify in any manner the rights of the Holders under this Indenture or any Note Guarantee; PROVIDED, HOWEVER, that no such supplement, amendment or modification may, without the consent of the Holder of each Outstanding Note affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

          (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Indenture;

          (c) waive a default in the payment of principal of, or premium, if any, or interest on the Notes; or

          (d) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture other than in accordance with the terms of the Indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 907.  NOTICE OF SUPPLEMENTAL INDENTURES.

          Promptly after the execution by the Company, any affected Subsidiary Guarantor and the Trustee of any supplemental indenture or Note Guarantee pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in
Section 107, setting forth in general terms the substance of such supplemental indenture or Note Guarantee. Any failed attempt to effect such notice, or any defect therein shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or Note Guarantee; PROVIDED that the Company has acted reasonably and in good faith.


                                     ARTICLE TEN

                                      COVENANTS

          SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office located at 114 West 47th St., New York, NY 10036-1532 of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          The Company shall, as long as any Note is Outstanding, maintain a Calculation Agent.

          SECTION 1003.  MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled


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                                          63

to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from


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                                          64

the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  CORPORATE EXISTENCE.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006.  MAINTENANCE OF PROPERTIES.

          The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all to the extent in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  INSURANCE.


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                                          65

          The Company will at all times keep all of its and its Restricted Subsidiaries' material properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          SECTION 1008.  STATEMENT BY OFFICERS AS TO DEFAULT.

          (a) The Company and each Subsidiary Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company and such Subsidiary Guarantor with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $2,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an officers certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 1009.  [INTENTIONALLY OMITTED]

          SECTION 1010. LIMITATION ON INDEBTEDNESS OF ISSUANCE OF DISQUALIFIED STOCK.

          The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness and the issuance of Disqualified Stock), except that the Company or any Subsidiary Guarantor may incur Indebtedness if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0.

          In making the foregoing calculation for any four-quarter period that includes the Closing Date, pro forma effect shall be given to the Mercer Transactions and the Recapitalization, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect shall be given to: (i) the incurrence of such Indebtedness and (if applicable) the


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                                          66

application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, in each case as if such acquisition or disposition (and the reduction or increase of any associated Fixed Charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred at the beginning of such four-quarter period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any acquisition (whether by purchase, merger or otherwise) or disposition that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect thereto as if such acquisition or disposition had occurred at the beginning of the applicable four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) the amount of Indebtedness under a revolving credit facility shall be computed based on the average daily balance of such Indebtedness during such four-quarter period, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon shall be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of any Indebtedness that bears interest at a floating rate will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months). For purposes of this definition, whenever PRO FORMA effect is to be given to a transaction, the PRO FORMA calculations shall be made in good faith by the chief financial officer of the Company.

          Notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries to, incur the following Indebtedness ("Permitted Indebtedness"):

          (i) Indebtedness of the Company or any Restricted Subsidiary under the Bank Credit Agreement or one or more other credit facilities (and the incurrence by any Restricted Subsidiary of guarantees thereof) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $25,000,000 or (y) the amount of the Borrowing Base, less any amounts applied to the permanent reduction of such credit facilities pursuant to Section 1016;

          (ii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Closing Date (other than Indebtedness described under clause (i) above);

          (iii) Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Restricted Subsidiary); PROVIDED, HOWEVER, that any Indebtedness of the Company owing to any such Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the Notes;

          (iv) Indebtedness represented by the Fixed Rate Notes (other than additional Fixed Rate Note issued under the Fixed Rate Notes Indenture after August 20, 1997 ("Additional Fixed Rate Notes")) and the existing Fixed Rate Note Guarantees (including any Fixed Rate Note Guarantees issued pursuant to Section 1021 of the Fixed Rate Note Indenture);

          (v) Indebtedness represented by the Notes (other than the Additional Notes) and the Note Guarantees (including any Note Guarantees issued pursuant to Section 1021);

          (vi) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business;

          (vii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

         (viii) either (A) Capitalized Lease Obligations of the Company or any Restricted Subsidiary or (B) Indebtedness under purchase money mortgages or secured by purchase money security interests, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), so long as (x) such Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired (whether through the direct acquisition of such property or assets or indirectly through the acquisition of the Capital Stock of any Person owning such property or assets), constructed or improved and (y) such Indebtedness is created within 90 days of the acquisition or completion of construction or improvement of the related property; provided that the aggregate amount of Indebtedness under clauses
     (A) and (B) does not exceed $10,000,000 at any one time outstanding;

          (ix) Indebtedness of the Company or any Restricted Subsidiary not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;


          (x) Indebtedness under (or constituting reimbursement obligations with respect) to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or other obligations, such obligations are reimbursed within five days following such drawing; and

          (xi) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness, other than Indebtedness incurred pursuant to clause (i), (iii), (vi), (vii), (viii), (ix) or (x) of this definition, including any successive refinancings thereof, so long as (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company incurred in connection with such refinancing,
     (B) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and (C) such refinancing Indebtedness does not have an Average Life less than the Average Life of the Indebtedness being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness being refinanced.

          SECTION 1011.  LIMITATION ON RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:


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                                          69

          (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Capital Stock in their capacity as such, other than (i) dividends, payments or distributions payable solely in Qualified Equity Interests, (ii) dividends, payments or distributions by a Restricted Subsidiary payments payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends, payments or distributions on common stock of Restricted Subsidiaries held by minority stockholders, PROVIDED that such dividends, payments or distributions do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

          (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock, or any options, warrants or other rights to acquire such shares of Capital Stock of (i) the Company or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

          (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness; and

          (d) make any Investment (other than a Permitted Investment) in any person (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

                (i) no Default or Event of Default has occurred and is continuing,

                (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1010 and

                (iii) the aggregate amount of all Restricted Payments made after the Closing Date does not exceed the sum of:

                      (A) 50% of the aggregate Consolidated Adjusted Net Income of the Company during the period (taken as one accounting period) from October 1, 1997 to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the


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                                          70

                time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income is a loss, minus 100% of such amount), plus

                      (B) 100% of the aggregate net cash proceeds received by the Company after August 20, 1997 from (x) the issuance or sale (other than to a Restricted Subsidiary) of either
                (1) Qualified Equity Interests of the Company or
                (2) Indebtedness (other than the Series A Preferred Stock and any refinancings thereof) or Disqualified Stock that has been converted into or exchanged for Qualified Equity Interests of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange or (y) cash capital contributions received by the Company after the Closing Date with respect to Qualified Equity Interests, plus

                      (C)     $3,000,000.

          For purposes of this Section 1011, the accrual of dividends on the Series C Preferred Stock shall not be treated as a Restricted Payment. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take the following actions, so long as (other than with respect to the action described in clause (a) below) no Default or Event of Default has occurred and is continuing or would occur:

          (a) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provisions;

          (b) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

          (c) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Equity Interests of the Company;

          (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Restricted Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would


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                                          71

     be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (xi) of the definition of Permitted Indebtedness;

          (e) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options or warrants to acquire any such shares or related stock appreciation rights held by officers, directors or employees of the Company or its Subsidiaries or former officers, directors or employees (or their respective estates or beneficiaries under their estates) of the Company or its Subsidiaries or by any plan for their benefit, in each case, upon death, disability, retirement or termination of employment or pursuant to the terms of any benefit plan or any other agreement under which such shares of stock or options, warrants or rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or options, warrants or rights after the Closing Date does not exceed in any fiscal year the sum of
     (i) $500,000, (ii) the cash proceeds received by the Company after the Closing Date from the sale of Qualified Equity Interests to employees, directors or officers of the Company and its Subsidiaries that occurs in such fiscal year and (iii) amounts referred to in clauses (i) through (ii) that remain unused from the immediately preceding fiscal year; and

          (f) (i) the payment of any regular quarterly dividends in respect of the Series A Preferred Stock in the form of additional shares of Series A Preferred Stock having the terms and conditions set forth in the Certificates of Determination for the Series A Preferred Stock as in effect on August 20, 1997; and (ii) commencing October 15, 2000, the payment of regular quarterly cash dividends (in the amount no greater than that provided for in the Certificates of Determination for the Series A Preferred Stock as in effect on August 20, 1997), out of funds legally available therefor, on any of the shares of Series A Preferred Stock issued and outstanding on August 20, 1997 and on any shares of Series A Preferred Stock issued in payment of dividends made or subsequently issued in payment of dividends thereon in respect of such shares of Series A Preferred Stock outstanding on August 20, 1997, PROVIDED that, at the time of and immediately after giving effect to the payment of such cash dividend, the Fixed Charge Coverage Ratio, giving pro forma effect to the payment of such dividend as if it had occurred at the beginning of the four full fiscal quarters immediately preceding the date on which the dividend is to be paid, would have been equal to at least 2.25 to 1.0.

The actions described in clauses (b), (c), (e) and (f)(ii) of this paragraph shall be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will be considered Restricted Payments for purposes of clause (iii) of the first paragraph of this Section 1011 and the actions described in clauses (a), (d) and (f)(i) of this paragraph shall be


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                                          72

Restricted Payments that shall be permitted to be taken in accordance with this paragraph but will not be considered Restricted Payments for purposes of clause
(iii) of the first paragraph of this Section 1011.

          For the purpose of making any calculations under the Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, shall be determined by the Board of Directors of the Company, whose good faith determination shall be conclusive.

          If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment (other than a Permitted Investment) in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the lesser of
(x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Restricted Payment.

          If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Restricted Payment.

          In computing the Consolidated Adjusted Net Income of the Company for purposes of the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

          SECTION 1012. LIMITATION ON ISSUANCES AND SALES OF PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

          The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock.

          SECTION 1013.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company or any beneficial owner of 10% or more of any class of the Capital Stock of the Company at any time outstanding ("Interested Persons"), unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Interested Persons and (b) the Company delivers to the Trustee (i) with respect to any transaction or series of related transactions entered into after the Closing Date involving aggregate payments in excess of $1,000,000, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such transaction or transactions complies with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $5,000,000, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view issued by an independent investment banking, accounting or valuation firm of national standing.

          The foregoing covenant shall not restrict:

          (A)   transactions among the Company and/or its Restricted
Subsidiaries;

          (B)   transactions (including Permitted Investments) permitted by
     Section 1011;

          (C) employment agreements on customary terms and the payment of regular and customary compensation to employees, officers or directors in the ordinary course of business;


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                                          74

          (D) the payment to the Principals or their Related Parties and Affiliates, of annual management and advisory fees and related expenses, PROVIDED that the amount of any such fees and expenses shall not exceed $500,000 per fiscal year, PROVIDED FURTHER that any such fees shall only commence accruing on October 1, 1998 and shall be payable in arrears on a quarterly basis commencing on January 1, 1999;

          (E) loans or advances to officers or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business not to exceed $250,000 in the aggregate at any one time outstanding;

          (F) the payment of all fees and expenses related to the Recapitalization and the Mercer Transactions; and

          (G) any agreement to which the Company or any Restricted Subsidiary is a party as in effect as of the date of the Indenture as set forth in Schedule A hereto or any amendment thereto (as long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby.

          SECTION 1014.  LIMITATION ON LIENS.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of its property or assets, including any shares of stock or debt of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (a) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.

          Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, incur the following Liens ("Permitted Liens"):

          (i) Liens (other than Liens securing Indebtedness under the Bank Credit Agreement) existing as of the Closing Date;

          (ii) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness under the Bank Credit Agreement or one or more other credit facilities in a principal amount not to exceed the aggregate principal amount of the outstanding Indebtedness permitted by clauses (i) and (ix) of the definition of "Permitted Indebtedness";

          (iii) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly Owned Restricted Subsidiary;

          (iv) Liens securing (a) the Notes, any Additional Notes or any Note Guarantee or (b) any Fixed Rate Notes, any Additional Fixed Rate Notes or any Fixed Rate Note Guarantees, PROVIDED the Notes or any related Note Guarantee and the Fixed Rate Notes and any Fixed Rate Note Guarantees are secured equally and ratably with the obligation or liability secured by such Lien;

          (v) any interest or title of a lessor under any Capitalized Lease Obligation or Sale and Leaseback Transaction that was not entered into in violation of Section 1010;

          (vi) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired in connection with the incurrence of such Acquired Indebtedness;

          (vii) Liens securing Hedging Obligations permitted to be incurred pursuant to clause (vi) of the definition of "Permitted Indebtedness" in
     Section 1010;

          (viii) Liens securing Indebtedness permitted to be incurred under paragraph (viii) of the definition of "Permitted Indebtedness" in Section 1010;

          (ix) statutory Liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and, if required by GAAP, a reserve or other appropriate provision has been made therefor;

          (x) Liens for taxes, assessments, government charges or claims that are not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and, if required by GAAP, a reserve or other appropriate provision has been made therefor;

          (xi) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts,


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                                          76

     performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

          (xii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

          (xiii) Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (xv) Liens upon specific items of inventory or other goods and proceeds of the Company or any Restricted Subsidiary securing its obligations in respect of bankers' acceptances issued or created for the account of any person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xvii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $500,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the businesses of the Company or such Restricted Subsidiary;

         (xviii) leases or subleases to third parties;

          (xix) Liens in connection with workers' compensation obligations of the Company and its Restricted Subsidiaries incurred in the ordinary course; and

          (xx) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xix); provided that any such extension,


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                                          77

     renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

          SECTION 1015.  PURCHASE OF NOTES UPON A CHANGE OF CONTROL.

          (a) If a Change of Control occurs at any time, then each holder of Notes or Additional Notes shall have the right to require that the Company purchase such holder's Notes or Additional Notes, as applicable, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes or Additional Notes, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer").

          (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes or Additional Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating:

          (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 1015 and that all Notes validly tendered will be accepted for payment;

          (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act (the "Change of Control Payment Date");

          (iii) that any Note or Additional Note not tendered shall continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the purchase price, any Notes or Additional Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) certain other procedures that a holder of Notes or Additional Notes must follow to accept a Change of Control Offer or to withdraw such acceptance;

          (vi) that Holders electing to have any Note purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

          (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

          (c)    On the Change of Control Payment Date, the Company shall:

          (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

          (ii) deposit one day prior to the Change of Control purchase date with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

          (iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

          The Paying Agent shall promptly mail, to the Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control purchase date. For purposes of this
Section 1015, the Trustee shall act as Paying Agent. All Notes or portions thereof purchased pursuant to this Section 1015 will be canceled by the Trustee.

          (d) The Company shall comply with the applicable tender offer rules including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that provisions of any applicable securities laws or regulations conflict with provisions of this Section 1015, the


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                                          79

Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1015 by virtue thereof.

     SECTION 1016.  LIMITATION ON CERTAIN ASSET SALES.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or cash equivalents (including, for purposes of this clause (ii), the principal amount of any Indebtedness for money borrowed (as reflected on the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary that (x) is assumed by any transferee of any such assets or other property in such Asset Sale or (y) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, remains the liability of such Subsidiary subsequent to such sale or other disposition, but only to the extent that such assumption, sale or other disposition, as the case may be, is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liability).

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the reduction of amounts outstanding under the Bank Credit Agreement or to the permanent repayment of other senior Indebtedness of the Company or a Restricted Subsidiary, or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in the making of capital expenditures, the acquisition of a controlling interest in a Permitted Business or acquisition of other long-term assets, in each case, that shall be used or useful in the Permitted Businesses of the Company or its Restricted Subsidiaries, as the case may be. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit Indebtedness to the extent not prohibited by the Indenture. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or
(ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds".

          (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 days thereafter, make an offer (an "Excess Proceeds Offer") to purchase from all holders of Notes and Additional Notes, PRO RATA in proportion to the respective amounts outstanding of the Notes, Additional Notes, Fixed Rate Notes and


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                                          80

Additional Fixed Rate Notes, the maximum principal amount (expressed as a multiple of $1,000) of Notes and Additional Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, and Liquidated Damages, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes, Additional Notes, Fixed Rate Notes and Additional Fixed Rate Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company or its Restricted Subsidiaries may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes, Additional Notes, Fixed Rate Notes and Additional Fixed Rate Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes, Additional Notes, Fixed Rate Notes and Additional Fixed Rate Notes to be purchased shall be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

          (d) The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder as of such record date as the Company shall establish (and delivering such notice to the Trustee at least five days prior thereto) stating:

          (i)    that the Excess Proceeds Offer is being made pursuant to this
     Section 1016 and that all Notes validly tendered will be accepted for payment on a PRO RATA basis;

          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

          (iii)  that any Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

          (v) that Holders electing to have any Note purchased pursuant to the Excess Proceeds Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of

     Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

          At least five days prior to the date notice is mailed to each Holder, the Company shall furnish the Trustee with an Officers' Certificate stating the amount of the Excess Proceeds Payment.
          (e)    On the Excess Proceeds Payment Date, the Company shall:

          (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer;

          (ii) deposit one day prior to the Excess Proceeds Payment Date with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

          (iii) deliver; or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted, together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

          The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

          The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 1016, the Trustee shall act as the Paying Agent. All Notes or portions thereof purchased pursuant to this Section 1016 will be canceled by the Trustee.

          (f) The Company shall comply with the applicable tender offer rules, including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with an offer made pursuant to clause (c) above. To the extent that provisions of any applicable securities laws or regulations conflict with provisions of this Section 1016, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1016 by virtue thereof.

          SECTION 1017.  UNRESTRICTED SUBSIDIARIES.

          (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1011, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

          (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; PROVIDED that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 1010 (treating any Debt of such Unrestricted Subsidiary as the incurrence of Debt by a Restricted Subsidiary).

          SECTION 1018. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(c) make loans or advances to the Company or any other Restricted Subsidiary or
(d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

          (i)    any agreement in effect on the Closing Date;


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                                          83

          (ii) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;

          (iii) any security or pledge agreements or leases (or similar agreements) containing customary restrictions on transfers of the assets encumbered thereby or leased or on the leasehold interest represented thereby;

          (iv) any contracts for the sale of assets, including, without limitation, any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, pending the closing of such sale or disposition, PROVIDED that any such restriction relates solely to the assets that are the subject of such agreement;

          (v) restrictions on cash or other deposits or net worth imposed by leases entered into in the ordinary course of business; and

          (vi) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) and (ii), PROVIDED that any encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refunding, replacements or refinancings are not materially more restrictive than those contained in the contract, instrument or obligation prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

          SECTION 1019.  WAIVER OF CERTAIN COVENANTS.

          The Company or any Subsidiary Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Article Eight or Sections 1004 through 1023, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          SECTION 1020.  PAYMENT FOR CONSENT.

          Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          SECTION 1021. LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

           The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture and a Note Guarantee providing for a guarantee of payment of the Notes by such Restricted Subsidiary and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes.

          SECTION 1022.  LINE OF BUSINESS.

          The Company shall not and shall not cause or permit any of its Restricted Subsidiaries to engage in any businesses other than the businesses in which the Company is engaged on the Closing Date and any businesses reasonably related or complimentary to one or more of its businesses on the Closing Date (as determined in good faith by the Company's Board of Directors).

          SECTION 1023.  REPORTS.

          At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) the date 120 days after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission (to the extent accepted by the Commission) all such annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Sections 13(a) or 15(d) under the Exchange Act.

          The Company shall also (a) supply to the Trustee and each holder of Notes, or supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request. In addition, at all times prior to the earlier of the date of the Registration and the date 120 days after the Closing Date, the Company will, at its cost, deliver to each holder of the Notes quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. Furthermore, at all times prior to the date of Registration, the Company will supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.


                                    ARTICLE ELEVEN

                                 REDEMPTION OF NOTES

          SECTION 1101.  RIGHT OF REDEMPTION.

          The Notes may be redeemed at the option of the Company at any time, as a whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest, if any, to the Redemption Date.

          SECTION 1102.  APPLICABILITY OF ARTICLE.

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed, and Liquidated


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                                          86

Damages, if any, and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to
Section 1104.

          SECTION 1104.  SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, pro rata or by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 1105.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given in the manner provided for in
Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

          All notices of redemption shall state:

          (1)    the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such

     Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
     Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

          (7)    the CUSIP number.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 1107.  NOTES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 1108.  NOTES REDEEMED IN PART.

          Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                    ARTICLE TWELVE

                          DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1201. COMPANY OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

          SECTION 1202.  DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes and the Note Guarantees on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and the Note Guarantees and this Indenture insofar as such Notes and Note Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on such Notes when such payments are due, (B) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (C) the rights, powers, trusts, duties and immunities of the Trustee and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

          SECTION 1203.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company and any Subsidiary Guarantor shall be released from its obligations under any covenant contained in Section 801 and
Section 802 and in Sections 1007 through 1023 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3) and 501(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1204.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either
Section 1202 or Section 1203 to the Outstanding Notes:

          (1) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, money in an amount, or U.S. Government Obligations (as defined in the Indenture) that through the scheduled payment of principal and interest and Liquidated Damages, if any, thereon will, without the need for reinvestment of the proceeds thereof, provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest or Liquidated Damages, if any;

          (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under Sections 501(8) or (9) above is concerned, at any time during the period ending on the 91st day after the date of such deposit;

          (3) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the Indenture (other than a violation of Section 1010 or 1014 as a result of incurrence of Indebtedness to finance the deposit referred to in clause (1) above) or any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

          (4) in the case of defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

          (5) the Company must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

          SECTION 1205. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify and hold harmless the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

          SECTION 1206.  REINSTATEMENT.

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1205; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE THIRTEEN

                                      GUARANTEES

          SECTION 1301.  NOTE GUARANTEES.

          Each Subsidiary Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code to the extent permitted by law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1306 hereof.

          Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          Each Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Subsidiary Guarantor will not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor's Note Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Note Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Note Guarantee of such Subsidiary Guarantor.

          SECTION 1302.  EXECUTION AND DELIVERY OF NOTE GUARANTEE.

          To further evidence the Note Guarantee set forth in Section 1301, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit B of this Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed on behalf of each Subsidiary Guarantor by its Chairman, any Vice Chairman, its President, a Vice President or an Assistant Vice President and attested by its Secretary or Assistant Secretary, and shall have been duly authorized by all requisite corporate action. Such signature may be in facsimile form. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each Subsidiary Guarantor hereby agrees that its respective Note Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse on each note a notation of such Note Guarantee.

          The delivery of any Note by the Note Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

          SECTION 1303.  SEVERABILITY.

          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1304.  SENIORITY OF GUARANTEES.

          The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to such Subsidiary Guarantor's Note Guarantee and this Indenture are senior unsecured obligations of such Subsidiary Guarantor ranking pari passu in right of payment with all existing and future senior obligations of such Subsidiary Guarantor.

          SECTION 1305.  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

          Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to Section 1305 hereof, result in the obligations of such Subsidiary Guarantor under its Note Guarantee constituting such fraudulent transfer or conveyance.

          SECTION 1306.  CONTRIBUTION.

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under a Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Guarantee of such Subsidiary Guarantor. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

          SECTION 1307.  RELEASE OF A SUBSIDIARY GUARANTOR.

          (a) In the event of any sale, exchange or transfer to any person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by Section 801), then such Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee without any further action on the part of the Trustee or any holder of the Notes; PROVIDED that the Net Proceeds of such sale, transfer or other disposition are applied in accordance with Section 1016 to the extent required thereby.

          (b) Any Subsidiary Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture may, at such time, at the option of the Board of Directors, be released and relieved of its obligations under its Note Guarantee. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1307. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Note Guarantee.

          (c) Any Non-U.S. Restricted Subsidiary that is or becomes a Subsidiary Guarantor shall be released and relieved of its obligations under its Note Guarantee at the time such Subsidiary no longer guarantees any Indebtedness (other than the Notes) of the Company or any U.S. Restricted Subsidiary (other than as a result of payment thereof). The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1308.

          (d) Concurrently with the defeasance of the Notes under Section 1202 hereof, or the covenant defeasance of the Notes under Section 1203 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Note Guarantees under this Article Thirteen.

          SECTION 1308. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          No Subsidiary Guarantor may consolidate with or merge with or into any other person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other person (other than the Company or another Subsidiary Guarantor) unless: (a) such Subsidiary Guarantor is released from its Note Guarantee pursuant to Section 1307 or (b) (i) the person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under the Indenture and its Note Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

          SECTION 1309.  BENEFITS ACKNOWLEDGED.

          Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

          SECTION 1310. ISSUANCE OF GUARANTEES BY CERTAIN NEW RESTRICTED SUBSIDIARIES.

          The Company shall provide to the Trustee, on the date that any Person becomes a Restricted Subsidiary, a supplemental indenture to the Indenture, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior basis by such new Restricted Subsidiary of the Company's obligations under the Notes and the Indenture to the same extent as that set forth in the Indenture, PROVIDED that any such Restricted Subsidiary that is organized outside the United States shall not be required to provide a Note Guarantee so long as such Restricted Subsidiary has not guaranteed any other Indebtedness of the Company or any other Restricted Subsidiary.

                                    *   *   *   *

          This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals, if any, to be hereunto affixed and attested, all as of the day and year first above written.


                                        BURKE INDUSTRIES, INC.



                                        By  /s/ KEITH OSTER
                                          ----------------------------------
                                          Name: Keith Oster
                                          Title: Secretary and Vice-President


Attest: /s/ LOUIS MINTZ
       --------------------
       Title: Louis Mintz
              Assistant Secretary


                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK


                                        By /s/ GERALD GANEY
                                          -----------------------------
                                          Authorized Signatory


                                        BURKE FLOORING PRODUCTS, INC.
                                        BURKE CUSTOM PROCESSING, INC.
                                        BURKE RUBBER COMPANY, INC.
                                        MERCER PRODUCTS COMPANY, INC.
                                        Each, a Subsidiary Guarantor



                                        By  /s/ KEITH OSTER
                                          ------------------------------
                                          Name: Keith Oster
                                          Title: Vice-President


Attest: /s/ LOUIS MINTZ
       --------------------
       Title: Louis Mintz
              Assistant Secretary

                                      Schedule A

                                                                     EXHIBIT A

                                    [FACE OF NOTE]

                                BURKE INDUSTRIES, INC.


               Floating Interest Rate [Series B]** Senior Note Due 2007

                                                                CUSIP
                                                                      ---------
No.                                                          $
    -------                                                   -----------------

          BURKE INDUSTRIES, INC., a California corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________ ($___________), on August
15, 2007.

          Interest Rate:                LIBOR plus 400 basis points.

          Interest Payment Dates:       February 15 and August 15 of each year
          commencing August 15, 1998.

          Regular Record Dates:         February 1 and August 1 of each year.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                            BURKE INDUSTRIES, INC.
      -----------------

                                                 By:
                                                     --------------------------
                                                     Title:

Attest:
         -------------------------
            Title:

------------------------------
** For Exchange Notes

                  (Form of Trustee's Certificate of Authentication)




This is one of the Floating Interest Rate [Series B] Senior Notes due 2007 described in the within-mentioned Indenture.


                                                 UNITED STATES TRUST
                                                 COMPANY OF NEW YORK,
                                                 as Trustee


                                                By:
                                                   ----------------------------
                                                   Authorized Signatory

                                [REVERSE SIDE OF NOTE]

                                BURKE INDUSTRIES, INC.

                Floating Interest Rate [Series B] Senior Note due 2007




1.   PRINCIPAL AND INTEREST.

          The Stated Maturity of the Notes shall be August 15, 2007, and the Notes shall bear interest at the rate per annum, reset semi-annually, equal to LIBOR plus 400 basis points, as determined by the Calculation Agent, from April 21, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on February 15 and August 15 in each year, commencing August 15, 1998, until the principal thereof is paid or duly provided for, to the Person in whose name the Note (or any predecessor
Note) is registered at the close of business on the February 1 or August 1 next preceding such Interest Payment Date.

          The Calculation Agent shall determine the interest rate applicable to the Notes in accordance with the terms of the Indenture.

          [If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified in the Registration Rights Agreement (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Notes. Upon the filing of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, Liquidated Damages will cease to accrue from the date of such filing, consummation or effectiveness, as the case may be; PROVIDED, HOWEVER, that, if after the date such Liquidated Damages cease to accrue, a different event specified in clause (a), (b), (c) or (d) above occurs, Liquidated Damages may again commence accruing pursuant to the foregoing provisions.]

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.   METHOD OF PAYMENT.

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each Interest Payment Date to the persons who are Holders (as reflected in the Register at the close of business on the Regular Record Date immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after August 15, 2007.

          The principal of (and premium, if any), and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes, (which initially shall be the office of the Trustee located at 114 West 47th St., New York, N.Y. 10036-1532, Attention: Corporate Trust) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register; PROVIDED that all payments with respect to the Global Note and the Certificated Notes the Holder of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

3.   PAYING AGENT AND REGISTRAR.

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto and without notice to any Holder. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE; LIMITATIONS.

          The Company issued the Notes under an Indenture dated as of April 21, 1998 (the "Indenture"), between the Company, the Subsidiary Guarantors and United States Trust Company of New York (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are general unsecured obligations of the Company.


5.   REDEMPTION.

          OPTIONAL REDEMPTION. The Notes may be redeemed at any time at the option of the Company, in whole or in part, at 105.00% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding the date of redemption, if redeemed prior to February 15, 1999 and at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning February 15 of each of the years set forth below:

                                                                  REDEMPTION
          YEAR                                                      PRICE
          ------------------------------------------------------------------
          1999 . . . . . . . . . . . . . . . . . . . . . . . . .   104.00
          2000 . . . . . . . . . . . . . . . . . . . . . . . . .   103.00
          2001 . . . . . . . . . . . . . . . . . . . . . . . . .   102.00
          2002 . . . . . . . . . . . . . . . . . . . . . . . . .   101.00
          2003 . . . . . . . . . . . . . . . . . . . . . . . . .   100.00

and thereafter at 100% of the principal amount, together with accrued interest, if any, to the redemption date.

          Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.   REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.

          If a Change of Control occurs at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes or Additional Notes, as applicable, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes or Additional Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.


7.   DENOMINATIONS; TRANSFER; EXCHANGE.

          The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.


8.   PERSONS DEEMED OWNERS.

          A Holder may be treated as the owner of a Note for all purposes.


9.   UNCLAIMED MONEY.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes
(a) to redemption or maturity, the Company will be discharged from the Indenture, the Notes and the Note Guarantees, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.


11.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.


12.  RESTRICTIVE COVENANTS.

          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of preferred stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens;
(vi) certain Asset Sales; (vii) dividends and other payment restrictions affecting Restricted Subsidiaries; (viii) mergers and certain transfers of assets. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.


13.  SUCCESSOR PERSONS.

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.  REMEDIES FOR EVENTS OF DEFAULT.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15.  TRUSTEE DEALINGS WITH COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


16.  AUTHENTICATION.

          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.


17.  GOVERNING LAW.

          The Notes shall be governed by, and construed in accordance with, the law of the State of New York.


18.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).


19.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Burke Industries, Inc., 2250 South Tenth Street, San Jose, California 95112,
Attention:  Chief Executive Officer.

                              [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.


(Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                       [THE FOLLOWING PROVISION TO BE INCLUDED
                                 ON ALL CERTIFICATES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or April 21, 2000, the undersigned confirms that, without utilizing any general solicitation or general advertising that:

                                     [CHECK ONE]

[ ] (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

OR

[ ] (b)   this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

                                        -------------------------------------
Date:
      ------------------
                                        NOTICE:  The signature to this
                                        assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:
                     -----------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



                                        ---------------------------------------
Dated:                                  NOTICE:   To be executed by an executive
       -------------------              officer

                          OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Company pursuant to
Section 1015 or Section 1016 of the Indenture, check the Box:  [   ].

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, state the amount (in original principal amount) below:


$
 -------------------------

Date:
      --------------------------
Your Signature:
                ---------------------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                     ------------------------------
Tax ID #:
           ----------------------

                                                                     EXHIBIT B

                             FORM OF SUBSIDIARY GUARANTEE


          Each Subsidiary Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1306 of the Indenture.

          The obligations of the Subsidiary Guarantors to the Holders of the Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article Thirteen of the Indenture are incorporated herein by reference.

          This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not a guarantee of collection.

          In certain circumstances more fully described in the Indenture, any Subsidiary Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted herein.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                        BURKE FLOORING PRODUCTS, INC.
                                        BURKE CUSTOM PROCESSING, INC.
                                        BURKE RUBBER COMPANY, INC.
                                        MERCER PRODUCT COMPANY, INC.

                                        Each, a Subsidiary Guarantor


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

Attest:
        ---------------------------
        Title:


                                        MERCER PRODUCTS COMPANY, INC.,

                                        a Subsidiary Guarantor


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

Attest:
        ---------------------------
        Title:

                                                                      EXHIBIT C

                FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS


                                                  , 1998


Ladies and Gentlemen:

     In connection with our purchase of the Notes we confirm that:

     1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

     2. We acknowledge that (a) neither the Company nor any persons acting on behalf of the Company has made any representation to us with respect to the Company or the offer or sale of any Notes and (b) any information we desire concerning the Company and the Notes or any other matter relevant to our decision to purchase the Notes (including a copy of the Final Memorandum) is or has been made available to us.

     3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph 5 below is) an Institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act) (an "IAI") able to bear the economic risk of investment in the Senior Notes.

     4. We understand that the minimum principal amount of Notes that may be purchased by an IAI is $250,000.

     5. We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

     6. We understand that the Notes will be in registered form only and that any certificates delivered to us in respect of the Notes will bear a legend substantially to the following effect:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH BURKE INDUSTRIES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
          (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (G) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (E), (F) OR (G) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR

          OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          7. We agree that in the event that at some future time we wish to dispose of any of the Notes, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

          (a) the Notes are sold in compliance with Rule 144(k) under the Securities Act or

          (b) the Notes are sold in compliance with Rule 144A under the Securities Act or

          (c) the Notes are sold in compliance with Regulation S under the Securities Act or

          (d) the Notes are sold pursuant to an effective registration statement under the Securities Act or

          (e) the Notes are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company or

          (f) the Notes are disposed of in any other transaction that does not require registration under the Securities Act, and prior to such disposition we have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                        (Name of Purchaser)


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             Address:

Upon transfer, the Senior Notes should be registered in the name of the new beneficial owner as follows:


Name:
      ------------------------------
Address:
         -----------------------------------
Taxpayer ID Number:
                    ----------------------------------